FULL TEXT OF THE PROPOSALS

ANNUAL GENERAL SHAREHOLDERS' MEETING OF "TELEFÓNICA, S.A." - YEAR 2007 -

Proposal regarding Item I on the Agenda: Examination and approval, if appropriate, of the Individual Annual Accounts, of the Consolidated Financial Statements (Consolidated Annual Accounts) and of the Management Report of Telefónica, S.A. and its Consolidated Group of Companies, as well as of the proposed allocation of profits/losses of Telefónica, S.A. and of the management of its Board of Directors, all with respect to the Fiscal Year 2006.

  To approve the Individual Annual Accounts (Balance Sheet, Profit and Loss Statement and Notes), the Consolidated Financial Statements -Consolidated Annual Accounts- (Balance Sheet, Income Statement, Cash Flow Statement, Statement of Recognized Income and Expense, and Notes), and the Management Reports of Telefónica, S.A. and its Consolidated Group of Companies for the Fiscal Year 2006 (ended December 31 of such year), as drawn up by the Board of Directors of the Company at its meeting on February 28, 2007, as well the management performed by the Board of Directors of Telefónica, S.A. during such Fiscal Year.

  In the Individual Annual Accounts, the Balance Sheet as of December 31, 2006 reflects assets and liabilities in the amount of 82,448 million Euros each, and the Profit and Loss Account as of the end of the fiscal year reflects positive results of 8,284 million Euros.

  In the Consolidated Financial Statements (Consolidated Annual Accounts), the Balance Sheets as of December 31, 2006 reflect assets, and equity and liabilities in the amount of 108,982 million Euros each, and the Income Statement as of the close of the Fiscal Year reflects positive results of 6,233 million Euros.

  To approve the following Distribution of Telefónica, S.A’s Profit from Financial Year 2006:

To use the profit obtained by Telefónica, S.A. in Financial Year 2006, adding up to € 8,283,540,757.52, as follows:

    €1,457,913,615.30 to pay an interim dividend (fixed sum of €0.30 gross per share for the total of 4,921,130,397 shares comprising the Company’s share capital, with the right to receive it. The said dividend was fully paid out on November 10th ,2006.

    a maximum of €1,476,339,119.10 to pay a final dividend (maximum amount to be distributed equal to €0.30 gross per share for the total of 4,921,130,397 shares comprising the Company’s share capital).

    The remaining profit (a minimum of €5,349,288,023.12) to the Voluntary Reserve.

  It is stated for the record that, the approval of the aforementioned proposed Distribution of Profit implies:

  The ratification of the interim dividend paid on November 10th, 2006

  The approval of the payment of a cash dividend against the profit from financial year 2006, for a fixed sum of €0.30 gross for each of the Company’s existing and outstanding shares, with the right to receive such dividend.

The payment shall be made on May 17th, 2007 through the Entities participating in Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A." (IBERCLEAR), the Spanish securities registrar, clearing and settlement company.

The gross amounts paid shall be subject, where appropriate, to the withholdings required by the applicable legislation from time to time.

Proposal regarding Item II on the Agenda: Re-election, ratification, and appointment, if appropriate, of Directors:

II.1      To re-elect as an executive Director Mr. César Alierta Izuel, appointing him for a new period of five years.

II.2      To re-elect as an independent Director Mr. Maximino Carpio García, appointing him for a new period of five years.

II.3      To re-elect as an independent Director Mr. Gonzalo Hinojosa Fernández de Angulo, appointing him for a new period of five years.

II.4      To re-elect as an independent Director Mr. Pablo Isla Álvarez de Tejera, appointing him for a new period of five years.

II.5      To re-elect as an independent Director Mr. Enrique Used Aznar, appointing him for a new period of five years.

II.6      To re-elect as a proprietary Director Mr. Gregorio Villalabeitia Galarraga, appointing him for a new period of five years.

II.7.    To ratify the interim appointment as a Director of the Company, as previously approved by the Board of Directors, of Mr. José María Álvarez- Pallete López, appointing him as an executive Director for a period of five years, pursuant to the provisions of Law and the By-Laws.

Mr. José María Álvarez- Pallete López was appointed as a Director on an interim basis by resolution of the Board of Directors on July 26th, 2006 to fill the vacancy produced by the resignation of Mr. Luis Lada Díaz.

Furthermore, the ratification of any interim appointments of Directors that may have been approved by the Board of Directors since the call to the General Shareholders’ Meeting and the meeting event, will be proposed, if applicable.

Proposal regarding Item III on the Agenda: Authorization to acquire the Company's own shares, either directly or through Group Companies.

  To authorize, pursuant to the provisions of Sections 75 et. seq. and the first additional provision, paragraph 2, of the current Spanish Corporations Act (Ley de Sociedades Anónimas), the derivative acquisition, at any time and as many times as deemed appropriate, of Telefónica, S.A.'s own fully paid-in shares -either directly or through any subsidiaries it controls- by purchase or by any other legal means of consideration.

  The minimum acquisition price or consideration shall be equal to the par value of the shares acquired, and the maximum price or consideration shall be equal to the listing price of the shares acquired on an official secondary market at the time of acquisition.

  Such authorization is granted for a period of 18 months from the date of this Meeting and is made expressly subject to the limitation that at no time may the nominal value of the Company's shares acquired through the use of this authorization, added to those already possessed by Telefónica, S.A. and any of its controlled subsidiaries, exceed 5 percent of the share capital thereof at the time of acquisition, and the limitations established by the regulatory authorities in the markets where shares of Telefónica, S.A. are admitted for listing must also be respected.

  It is expressly stated for the record that the authorization to acquire the Company's own shares may be used in whole or in part for the acquisition of shares of Telefónica, S.A. that it must deliver or transfer to administrators or employees of the Company or companies within its Group, either directly or as a result of the exercise by them of options, all within the framework of duly approved compensation systems linked to the listing price of the Company's shares.

  To authorize the Board of Directors, upon the broadest terms possible, to exercise the authorization covered by this resolution and to carry out the other provisions hereof, and such powers may be delegated by the Board of Directors to the Executive Commission, the Executive Chairman of the Board of Directors, or any other person that the Board of Directors expressly authorizes for such purpose.

  To rescind the unutilized portion of the authorization granted under item V of the Agenda of the Company's General Shareholders' Meeting of June 21st, 2006

Proposal Regarding Item IV on the Agenda: Delegation to the Board of Directors of the power to issue debentures, bonds, notes and other fixed-income securities, be they simple, exchangeable and/or convertible, with an allocation in the last case of the power to exclude the pre-emptive rights of shareholders and holders of convertible securities, the power to issue preferred shares, and the power to guarantee the issuances of subsidiaries.

To delegate to the Board of Directors, under Article 319 of the Rules of the Companies Registry (Reglamento del Registro Mercantil) and the general rules applicable to bond issues, applying by analogy Articles 153.1 b) and 159.2 of the Spanish Corporations Act, power to issue fixed income securities and preferred shares in accordance with the following terms:

  The aforementioned securities may be issued on one or more occasions within a maximum period of five years from the date on which this resolution is passed.

  The securities issued may be debentures, bonds, promissory notes and other fixed income securities, be they simple, or in the base of debentures and bonds, convertible into shares in the Company and/or exchangeable for shares in the Company, in any of the companies in its Group or in any other company. They may also be preferred shares.

  The total maximum amount of the Securities issue(s) effected under these delegated powers shall be 25,000,000,000 euros or the equivalent in a different currency.

  The delegated power shall extend to determination of the various terms and conditions of each issue (nominal value, issue price, redemption price, currency of the issue, interest rate, repayment, anti-dilution protection, subordination clauses, underwriting of the issue, place of issue, admission to listing, etc.).

  In the case of the issue of convertible and/or exchangeable debentures or bonds, for the purposes of setting the terms and method of the conversion and/or exchange, it is resolved to set the following criteria:

  Under normal circumstances the conversion and/or exchange ratio shall be fixed, and for that purpose fixed income securities shall be valued at their nominal amount and shares at such fixed price as is set in the resolution of the Board of Directors, or at the price calculable on the date or dates indicated in the Board resolution itself, according to the Stock Market price of the shares in the Company on the date(s) or over the period(s) used as a reference in that resolution. In any event, the price of the shares may not be less than the greater of (i) the arithmetical average of the closing prices of shares in the Company on the Spanish Continuous Market over the period to be set by the Board of Directors, of no more than three months or less than fifteen days before the date on which the meeting is held of the Board of Directors at which, in exercise of these delegated powers, it approves the issue of the debentures or bonds; and (ii) the closing price of the shares on that Continuous Market the day preceding that of the meeting of the Board of Directors at which, in exercise of these delegated powers, it approves the issue of the debentures or bonds. In the event of conversion with shares in a different company (belonging to the Group or otherwise) the same rules shall apply, to the extent that they are appropriate and adapted as and when necessary, although by reference to the quoted price of the shares in that company on the corresponding market.

  Notwithstanding the provision of paragraph a) above, it may be resolved to issue debentures or bonds with a variable conversion and/or exchangeable ratio. In that case, the share price for the purposes of the conversion and/or exchange shall be the arithmetical average of the closing prices of shares in the Company on the Continuous Market over the period to be set by the Board of Directors, of no more than three months or less than five days before the date of the conversion and/or exchange, with a premium or, as the case may be, a discount on that price per share. The premium or discount may be different for each conversion and/or exchange date (or, if applicable, each tranche of an issue), although where a discount is set on the price per share, it may not be more than 30%. In the event of conversion with shares in a different company (belonging to the Group or otherwise) the same rules shall apply, to the extent that they are appropriate and adapted as and when necessary, although by reference to the quoted price of the shares in that company on the corresponding market.

  As established in Article 292.3 of the Spanish Corporations Act, bonds may not be converted into shares where the nominal value of the former is less than that of the latter. Nor may convertible bonds be issued at less than their nominal value.

  Where there is a conversion and/or exchange, any fractions of a share to be transferred to the bondholder shall be rounded down to the nearest immediately lower figure, and each bondholder shall receive in cash any difference arising where that occurs.

  On approving an issue of convertible and/or exchangeable debentures or bonds under the authorisation hereby granted, the Board of Directors shall issue a Directors' Report detailing and specifying, on the basis of the criteria indicated above, the terms and method of the conversion applicable specifically to the issue in question. This report shall be accompanied by the corresponding report of the Auditors referred to in Article 292 of the Spanish Corporations Act.

  The power to issue convertible and/or exchangeable debentures or bonds shall in any event include:

  Power to increase capital by the amount necessary to meet the requirements of applications for conversion. That power may only be exercised where the Board, adding together the capital it increases to meet the requirements of the convertible debenture or bond issue and any other increases in capital it may have effected under authorisations granted by the General Meeting, does not exceed the limit of one half of the share capital amount referred to in Article 153.1 b) of the Spanish Corporations Act. This authorisation to increase capital includes power to issue and place into circulation, on one or more occasions, the shares required to effect the conversion, and power to amend the article of the articles of association of the Company relating to the share capital amount.

  Power to exclude the pre-emption right of shareholders or holders of convertible debentures or bonds, where necessary in order to raise financial resources on the international markets, to use bookbuilding techniques or where otherwise required in the interests of the Company. In any event, should the Board resolve to remove the pre-emption right in relation to a specific issue of convertible debentures or bonds it might resolve to make under these delegated powers, it would at the time of approving the issue prepare a detailed report setting out the specific reasons in the interests of the Company which warrant the measure, and that report shall be the subject of the corresponding report by an auditor other than the Company Auditor, appointed for that purpose by the Companies Registry, as referred to in article 159.2 of the Spanish Corporations Act. Both reports shall be made available to shareholders and holders of convertible bonds and shall be notified to the first General Meeting to be held subsequently to the passing of the issue resolution.

  Power to specify the details of the terms and method of the conversion and/or exchange as they are established in subparagraph 5 above and, in particular, power to set the time of the conversion and/or exchange, which may be limited to a predetermined period, ownership of the right to convert and/or exchange, which may be conferred on the Company or on bondholders, the method of providing consideration to the bondholder (by conversion, exchange or even a combination of both methods, which may remain at its discretion until the moment it takes place) and, in general, such matters and terms as are necessary or expedient for the purposes of the issue.

  So long as the convertible and/or exchangeable bonds issued under these powers can be converted and/or exchanged into shares, their holders shall enjoy such rights as pertain to them under the rules in force and, in particular, those relating to the pre-emption right (in the case of convertible bonds) and the anti-dilution clause in the cases laid down by statute, unless the General Meeting or the Board, on the terms and subject to the requirements of Article 159 of the Spanish Corporations Act, resolves to exclude in full or in part that pre-emption right belonging to shareholders and holders of convertible bonds.

  The Board of Directors shall also have power, within the total limit established in subparagraph 3 of this resolution, to underwrite on behalf of the Company issues of the Securities by its subsidiaries.

  The Board of Directors shall, at subsequent General Meetings held by the Company, report to shareholders on any exercise by it up to that time of the delegated powers to which this resolution relates

  The Company shall, where appropriate, apply for the Securities issued under these delegated powers to be admitted to trading on organised or otherwise, official or unofficial Spanish or foreign secondary markets, and the Board shall have power to perform such acts and take such steps in relation to the competent bodies of the various Spanish or foreign stock markets as are necessary for admission to listing.

For the purposes of Article 27 of the Stock Exchange Rules, (Reglamento de Bolsas de Comercio), it is expressly stated that, where there is a subsequent application to exclude from listing the Securities issued under these powers, that exclusion shall be adopted with the formalities referred to in that article and, in such a case, the interests of any shareholders or bondholders who oppose or do not vote for the resolution shall be protected, with compliance with the requirements of the Spanish Corporations Act and consistent provisions, the foregoing all in conformity with the aforementioned Stock Exchange Rules, Securities Market Act (Ley del Mercado de Valores) and their implementing provisions.

The Board of Directors is authorised to delegate in turn to the Executive Committee (under the second paragraph of Article 141.1 of the Spanish Corporations Act the delegated powers referred to in this resolution.

The delegation of powers to issue fixed income securities granted by the General Shareholders' Meeting of the Company on April 11th, 2003 is hereby revoked, to the extent that those powers have not been exercised.

Proposal regarding Item V on the Agenda: Reduction in share capital by means of the repurchase of the Company's own shares, with the exclusion of creditors' right to challenge the repurchase, and revising the text of the article of the By-Laws relating to share capital.

  To reduce the share capital of the Company by 147,633,912 euros, by the redemption of 147,633,912 own shares that were acquired previously as authorized at the time by the General Meeting within the limits established in article 75 et seq and additional provision 1.2 of the Spanish Corporations Act (Ley de Sociedades Anónimas). Article 5 of the corporate By-laws referring to the amount of share capital is therefore amended, and shall be worded as follows:

"Article 5.- Share Capital

    The share capital is 4,773,496,485 euros, divided into 4,773,496,485 fully paid-up ordinary shares of a single series each with a nominal value of one euro.

    The General Shareholders´ Meeting may, in compliance with the requirements and within the limits set by law for that purpose, delegate power to increase the share capital to the Board of Directors."

The reduction of capital is done with a charge to voluntary reserves, canceling, in the appropriate amount, the restricted reserve referred to by article 79.3 of the Spanish Corporations Act, and setting aside a reserve for retired capital in the amount of 147,633,912 Euros (equal to the nominal value of the retired shares). The latter reserve may only be drawn on subject to the same requirements as apply to reductions of capital stock under article 167.3 of the Spanish Corporations Act. Consequently, in accordance with the terms of the said article, the Company's creditors will not be entitled to the right to opposition referred to by article 166 of the Spanish Corporations Act in relation to the reduction of capital resolved herein.

The reduction shall not give rise to the repayment of contributions since the Company itself is the owner of the shares redeemed. The purpose of the reduction, therefore, is the redemption of treasury stock.

It is declared, for the purposes of article 289.1 of the Spanish Corporations Act, that the consent of the Syndicates of Bondholders relating to issues of bonds in circulation is not required, provided the reduction in capital hereby resolved does not reduce the initial ratio between the total capital plus reserves and unredeemed bonds.

  Authorize the Board of Directors so that, within one year after the adoption of this resolution, it may determine those points which have not been expressly stipulated in this resolution or which are a consequence hereof, and adopt the resolutions, perform the acts and grant the public or private documents necessary or convenient for the fullest execution of this resolution, including, by way of illustration and without limitation, publication of the legally prescribed notices and filing of the relevant applications and reports for having the retired shares removed from stock market trading, with authority to have such powers delegated by the Board of Directors to the Executive Committee, to the Executive Chairman of the Board of Directors, or to any other person expressly empowered by the Board of Directors for such purpose.

Proposal regarding Item VI on the Agenda: Amendment of the By-Laws

VI.1 Amendments regarding the General Shareholders’ Meeting: amendment of Article 14 (Powers of the Shareholders acting at a General Shareholder’ Meeting); Amendment of paragraphs 1 and 3 of Article 15 (Ordinary and Extraordinary General Shareholders’ Meeting); amendment of paragraph 1 of and addition of paragraph 4 to Article 16 (Call to the General Shareholders’ Meeting); amendment of Article 18 (Shareholders’ Right to Receive Information); amendment of Article 19 (Chairmanship of the Meeting and Preparation of the Attendance Roll); and amendment of paragraph 2 of Article 20 (Deliberations and Voting).

Article 14 of the By-Laws is amended to read as follows:

"Article 14.- Powers of the Shareholders Acting at a General Shareholders’ Meeting.

The shareholders acting at a General Shareholders’ Meeting shall decide on the matters assigned thereto by Law or these By-Laws and, in particular, regarding the following:

  Appointment and removal of Directors.

  Appointment of Auditors.

  Review of corporate management and approval, if appropriate, of the financial statements for the prior fiscal year and decision regarding the allocation of profits/losses.

  Increase and reduction of share capital.

  Issuance of Debentures.

  Amendment of the By-Laws.

  Dissolution, merger, split-off and transformation of the Company.

  The transformation of the Company into a holding company, through "subsidiarization" or by entrusting subsidiaries with the conduct of core activities theretofore carried out by the Company itself.

  The acquisition or disposition of essential operating assets, when this entails an effective amendment of the corporate purpose.

  Transactions the effect of which is tantamount to liquidating the Company.

  Any other matter that the Board of Directors resolves to submit to the shareholders at a General Shareholders’ Meeting."

Paragraphs 1 and 3 of Article 15 of the By-Laws are amended, leaving the other paragraphs of Article 15 unchanged. Such paragraphs 1 and 3 shall read as follows:

"1. The shareholders acting at an Ordinary General Shareholders’ Meeting, which shall have previously been called for such purpose, shall meet within the first six months of each fiscal year in order to review corporate management, approve, if appropriate, the financial statements for the prior fiscal year and decide on the allocation of profits/losses. Resolutions may also be adopted regarding any other matter properly coming before the General Shareholders’ Meeting as set forth in Article 14 above, provided that such matter appears on the Agenda and a quorum for the Meeting has been established with the presence of such stock as is required by Law.

The Ordinary General Shareholders’ Meeting shall be valid even if it has been called or is held beyond the applicable deadline."

"3. In addition, an extraordinary General Shareholders’ Meeting shall be held when so requested in writing by the holders of at least five percent of the share capital, which request shall set forth the matters to be dealt with. In this instance, the Board of Directors shall have a maximum period of fifteen days, to be computed from the date of the notarially-recorded request for such call, within which to call the Meeting with such minimum advance notice as is required by Law. The Board of Directors shall prepare the Agenda, in which it shall include at least the matters set forth in the request."

Paragraph 1 of Article 16 of the By-Laws is amended and a new paragraph 4 is added at the end of the above-mentioned article; the other paragraphs of Article 16 remain unchanged. The above-mentioned paragraphs 1 and 4 shall read as follows:

"1. The General Shareholders’ Meeting shall be called through a notice published in the Official Bulletin of the Commercial Registry and in one of the newspapers of wider circulation in the province where the Company’s registered office is located, as much in advance of the date set for the Meeting as is at a minimum required by Law."

"4. Shareholders representing at least five percent of the share capital may request the publication of a supplement to the call to the General Shareholders’ Meeting including one or more items in the agenda. This right must be exercised by means of duly authenticated notice that must be received at the Company’s registered office within five days of the publication of the call to meeting.

The supplement to the call to meeting must be published in compliance with the legal requirements and as much in advance as is provided by Law."

Article 18 of the By-Laws is amended to read as follows:

"Article 18.- Shareholders’ Right to Receive Information

  From the time of publication of the notice of the call to a General Shareholders’ Meeting through the seventh day prior to the date set for the holding thereof upon first call, any shareholder may submit a written request to the Board of Directors of the Company for such information or clarifications as it deems are required, or ask written questions it deems are pertinent, regarding the matters included in the Agenda for the Meeting that has been published in the notice of call thereto, or regarding information accessible to the public that the Company has provided to the National Securities Market Commission [Comisión Nacional del Mercado de Valores] since the holding of the immediately prior General Shareholders’ Meeting.

  The Board of Directors shall be required to provide in writing, until the day when the General Shareholders’ Meeting is held, the requested information or clarifications, as well as to respond in writing to the questions asked. The answers to the questions and to the requests for information shall be channeled through the Secretary of the Board of Directors and provided by any member thereof or by any person expressly authorized by the Board of Directors to that end.

  The notice of the call to the Ordinary General Shareholders’ Meeting shall state that any shareholder may obtain from the Company, immediately and without charge at the registered office, a copy of the documents that will be submitted to the shareholders for approval and the Auditors’ report

  When the shareholders acting at the General Shareholders’ Meeting are to deal with an amendment to the By-Laws, the notice of the call to meeting shall set forth, in addition to the statements required by Law in each case, the right of all shareholders to examine at the registered office the full text of the proposed amendment and of the report thereon and to request that such documents be delivered or sent to them without charge.

  In cases of increase or reduction in share capital, issuance of convertible debentures, merger or split-off of the Company, the information required by Law in connection with such cases shall be made available.

  During the course of the General Shareholders’ Meeting, the shareholders of the Company may verbally request such information or clarifications as they deem appropriate regarding the matters contained in the agenda. In the event that it is not possible to satisfy the shareholder’s right at that time, the Directors shall provide such information in writing within seven days of the close of the Meeting.

  The Directors shall have the duty to provide the information requested in reliance upon the preceding paragraphs 1 and 5, except in those cases in which it is legally inadmissible and, in particular, when, in the opinion of the Chairman, publication of the requested information may prejudice the corporate interests. This latter exception shall not apply when the request is supported by shareholders representing at least one-fourth of the share capital.

  Answers to shareholders who attend the General Shareholders’ Meeting from a distance by means of data transmission and simultaneously and who exercise their right to receive information through this procedure shall be provided, if applicable, in writing, within seven days following the Meeting."

Article 19 of the By-Laws is amended to read as follows:

"Article 19.- Chairmanship of the Meeting and Preparation of the Attendance Roll.

  The Chairman of the Board of Directors or, in the absence thereof, a Vice Chairman of such Board, in such order as is applicable in the event that there are several of them, shall chair the General Shareholders’ Meeting; in the event of vacancy, absence or sickness, they shall be replaced by the longest-serving Director, and in case of equal length of service, by the oldest. The Secretary of the Board of Directors or, in the absence thereof, a Deputy Secretary, in such order as is applicable in the event that there are several of them, shall act as Secretary for the Meeting, and in the absence of both, the position of Chairman of the Meeting shall be held by the Director with the least amount of time as such, and in case of equal length of service, by the youngest.

  The Presiding Committee [Mesa] of the General Shareholders’ Meeting shall be composed of the Chairman, the Secretary for the General Shareholders’ Meeting and the members of the Board of Directors who attend the Meeting.

  Once the Presiding Committee has been formed, and prior to beginning with the Agenda, an attendance roll shall be prepared by the Secretary for the Meeting which sets forth the nature or representation of each attendee and the number of their own or other shareholders’ shares present.

  At the end of the roll, there shall be a determination of the number of shareholders present in person –separately including those who voted from a distance– or by proxy, as well as the amount of capital they own, specifying the capital held by shareholders with the right to vote.

  If the attendance roll does not appear at the beginning of the minutes of the General Shareholders’ Meeting, it shall be attached thereto as an annex signed by the Secretary with the approval of the Chairman.

  The attendance roll may also be made up of an index file or be prepared in electronic form. In such cases, the medium used shall be set forth in the minutes themselves, and the sealed cover of the index file or electronic medium shall show the appropriate identification procedure signed by the Secretary with the approval of the Chairman.

  Once the roll has been prepared, the Chairman shall state whether or not the requirements for the valid constitution of the Meeting have been met. Any questions or claims arising with respect to these matters shall be resolved by the inspectors and the Secretary. Immediately thereafter, if appropriate, the Chairman shall declare the Meeting to be validly convened."

Paragraph 2 of Article 20 of the By-Laws is amended and the other paragraphs thereof remain unchanged. The above-mentioned paragraph 2 shall read as follows:

"2. Proposed resolutions shall be voted in accordance with the voting calculation system established in the Regulations for the General Shareholders’ Meeting."

VI.2 Amendments regarding proxy-granting and voting by means of long-distance communication and remote attendance at the Meeting: amendment of Article 17 (Right to attend); insertion of a new Article 17 bis (Remote attendance by electronic or data transmission means); and insertion of a new Article 20 bis (Casting of votes from a distance prior to the Meeting).

Article 17 of the By-Laws is amended to read as follows:

"Article 17.- Right to Attend. Proxy-granting and Representation.

  The right to attend General Shareholders’ Meetings shall accrue to the holders of at least that number of shares representing a nominal value of not less than 300 euros, provided that such shares are registered in their name in the corresponding book-entry registry five days in advance of the date on which the General Shareholders’ Meeting is to be held, and provided also that they present evidence thereof with the appropriate attendance card or certificate issued by any of the entities participating in the institution that manages such book-entry registry or in any other manner permitted under applicable Legislation.

  Without prejudice to the foregoing, holders of a lesser number of shares may at all times grant a proxy in respect thereof to a shareholder having the right to attend the Meeting, as well as group together with other shareholders in the same situation until reaching the required number of shares, following which a proxy must be granted to one of such shareholders. The grouping must be carried out specifically for each Meeting and be recorded on any written medium.

  Every shareholder having the right to attend may be represented at the General Shareholders’ Meeting by any other person, even if not a shareholder. For such purpose, the shareholder being represented shall comply with the requirements and formalities established under Law.

  The Chairman of and the Secretary for the General Shareholders’ Meeting shall have the widest powers allowed by Law to recognize the validity of the document evidencing proxy representation; they shall only deem invalid those documents that lack the minimum indispensable requirements, and so long as the lack thereof cannot be cured.

  The Members of the Board of Directors must attend the General Shareholders’ Meetings, except when unable to do so upon duly justified grounds. Senior Executive Officers, Experts and other persons with an interest in the efficient running of corporate affairs may be authorized to attend the General Shareholders’ Meeting by the Board of Directors.

  Proxy representation must be granted in writing (in paper or electronic form) and specifically for each Meeting.

  A proxy is always revocable. Attendance at the Meeting by the shareholder granting the proxy, whether in person or through distance voting, entails the revocation of any proxy, whatever the date thereof. A proxy shall likewise be rendered void as a result of the disposition of shares of which the Company has notice

  Without prejudice to the provisions of Section 108 of the Companies Act, a proxy must be granted pursuant to the provisions of Section 106.2 of such Act.

  When a proxy is granted by means of long-distance communication, it shall only be deemed valid if it is carried out by sending to the Company the duly signed attendance and proxy-granting card or other written instrument that, in the opinion of the Board of Directors expressed in a resolution adopted for such purpose, allows for due verification of the identity of the shareholder granting the proxy and that of the proxy-holder designated therein.

  A proxy granted or notified by mail or electronic communication with the Company shall only be admitted when, once such conditions of security and unambiguousness as are appropriate have been verified, it is so decided by the Board of Directors by means of a resolution and subsequent communication included in the notice of the call to the Meeting in question and further development thereof on the Company’s website. In the above-mentioned resolution, the Board of Directors shall specify the conditions governing proxy-granting by mail or electronic communication, which shall necessarily include the obligation of the shareholder that exercises such right to submit a copy of the attendance and proxy-granting card in electronic form, describe in detail the representation granted and the identity of the shareholder granting the proxy, and include in the communication the recognized electronic signature or other type of identification of the shareholder granting the proxy, under such terms as are established by the Board of Directors by resolution adopted for such purpose, such that this system of representation may adequately guarantee the authenticity and identity of the shareholder granting the proxy.

  In order to be valid, a proxy granted by either of the aforementioned means of long-distance communication must be received by the Company before midnight on the third day prior to the date set for the holding of the Meeting upon first call. In the resolution providing for the call to the Meeting in question, the Board of Directors may reduce such advance period and publish any such reduction in the same manner as the notice of the call to meeting.

  Furthermore, the Board of Directors may elaborate upon the foregoing provisions governing proxy-granting by means of long-distance communication, in accordance with the provisions of paragraph 5 of Article 20 bis below.

  A proxy may include items that, even if not contained in the agenda, may be dealt with by the shareholders at the General Shareholders’ Meeting because it is so permitted by Law."

A new Article 17 bis is inserted into the By-Laws following Article 17, with the following text:

"Article 17 bis.- Remote Attendance by Electronic or Data Transmission Means.

Remote attendance at the Meeting by means of data transmission and simultaneously, and electronic voting from a distance during the holding of the Meeting, may be admitted if so provided by the Regulations for the General Shareholders’ Meeting, subject to the requirements set forth therein.

In this case, the Regulations for the General Shareholders’ Meeting may grant the Board of Directors the power to determine in what instances, taking into account current techniques, the appropriate conditions of security and unambiguousness allow, with adequate guarantees, for remote attendance at the Meeting by means of data transmission and simultaneously and electronic voting from a distance during the holding of the meeting. In addition, the Regulations for the General Shareholders’ Meeting may entrust the Board of Directors with the regulation, subject to the provisions of Law, the By-Laws and the Regulations for the General Shareholders’ Meeting, of all the required procedural aspects, including, among other issues, how much in advance, at a minimum, the connection must be established for the shareholder to be deemed present, the procedure and applicable rules for the shareholders attending from a distance to be able to exercise their rights, the identification requirements to be satisfied by remote attendees and the impact thereof on the system for preparing the attendance rolls."

A new Article 20 bis of the By-Laws is inserted following Article 20, with the following text:

"Article 20 bis.- Casting of Votes from a Distance prior to the Meeting.

  Without prejudice to the provisions of Article 17 bis, and therefore, independently of the possibility of remote attendance by electronic means, shareholders with the right to attend may cast their vote on the proposals relating to the items included in the Agenda for any General Shareholders’ Meeting by postal delivery or correspondence or by electronic communication.

  Votes by postal delivery or correspondence shall be cast by sending or delivering to the Company a writing in which the vote is recorded, accompanied by the duly signed attendance card issued by the entity in charge of the book-entry registry.

  Votes by electronic communication with the Company shall only be admitted when, once such conditions of security and unambiguousness as are appropriate have been verified, it is so decided by the Board of Directors by means of a resolution and subsequent communication included in the notice of the call to the Meeting in question and further development thereof on the Company’s website. In the above-mentioned resolution, the Board of Directors shall specify the conditions governing distance voting by electronic communication, which shall necessarily include the obligation of the shareholder that exercises such right to submit a copy of the attendance card in electronic form and to set his recognized electronic signature in the communication. The Board of Directors may also accept, by means of a resolution previously adopted for such purpose, another type of electronic signature that provides adequate guarantees of authenticity and identification of the shareholder casting the vote.

  In order to be deemed valid, votes cast by any of the means of long-distance communication mentioned in the preceding paragraphs must be received by the Company before midnight on the third day prior to the date set for the holding of the Meeting upon first call. In the resolution providing for the call to the Meeting in question, the Board of Directors may reduce such advance period and publish any such reduction in the same manner as the notice of the call to meeting.

  The Board of Directors may elaborate on and supplement the distance voting and proxy-granting provisions set forth in these By-Laws and in the Regulations for the General Shareholders’ Meeting of the Company by establishing such instructions, means, rules and procedures as it deems advisable in order to organize the casting of votes and the grant of proxies by means of long-distance communication.

  In any event, the Board of Directors shall adopt the measures needed to avoid possible deception and to ensure that the person casting a vote or granting a proxy by postal or electronic communication has the right to do so pursuant to the provisions of Article 17.1 of the By-Laws. The implementing rules adopted by the Board of Directors under the provisions of this sub-section shall be published on the Company’s website.

  Shareholders who cast their vote from a distance pursuant to this article and to the provisions made by the Board of Directors by way of further development thereof shall be deemed present for purposes of determining the establishment of a quorum for the General Shareholders’ Meeting in question. Therefore, proxies granted prior to the casting of such vote shall be deemed revoked, and those granted thereafter shall be deemed not to have been given.

  The vote cast by means of long-distance communication shall be rendered void by the attendance in person at the meeting of the shareholder casting the vote or by the disposition of shares of which the Company has notice."

VI.3 Amendments regarding the Board of Directors: elimination of paragraph 4 of Article 24 (Composition and Appointment of the Board of Directors); amendment of paragraph 2 of Article 25 (Requirements for appointment as Director); amendment of Article 27 (Meetings, quorum and adoption of resolutions by the Board of Directors); amendment of Article 30 (Powers of the Board of Directors); and amendment of Article 31 bis (Audit and Control Committee).

It is resolved to eliminate paragraph 4 of Article 24 of the By-Laws, leaving the other paragraphs of such article unchanged. Article 24 shall therefore read as follows:

"Article 24.- Composition and Appointment of the Board of Directors

  The Board of Directors shall be composed of a minimum of five members and a maximum of twenty, to be appointed at the General Shareholders’ Meeting.

  Directors shall serve in their position for a maximum period of five years. They may be re-elected one or more times to terms of the same maximum duration.

  The Board of Directors shall have the power to fill, on an interim basis, any vacancies that may occur therein, by appointing, in such manner as is legally allowed, the persons who are to fill such vacancies until the holding of the next General Shareholders’ Meeting."

Paragraph 2 of Article 25 of the By-Laws is amended, leaving the other paragraphs of the article unchanged. Such paragraph 2 of Article 25 shall read as follows:

"2. The position of Director of the Company may only be held by persons of legal age who are not affected by the prohibitions or circumstances of incompatibility provided for in applicable legislation."

Article 27 of the By-Laws is amended and shall read as follows:

"Article 27.- Meetings, Quorum and Adoption of Resolutions by the Board of Directors

  The Board of Directors shall regularly meet once a month, following a call to meeting. The Board shall meet at the principal office or at the place or places designated by the Chairman.

  The Board shall hold extraordinary meetings when so resolved by the Chairman or the person who serves as such. It shall also meet at the request of at least three Directors.

  All Directors who are absent may grant a proxy by letter to another Director who is in attendance, with the right to speak and to vote, at the meeting or session to which the proxy refers. The Director granting the proxy shall endeavor, to the extent possible, to include voting instructions in the letter of proxy.

  A meeting of the Board may be held in several rooms simultaneously so long as real-time interactivity or intercommunication among them is ensured by audiovisual means or by telephone, such that the unity of the act is also ensured.

  The Board of Directors shall endeavor, to the extent possible, that absences from Board meetings are kept to an absolute minimum. In the event that any of the Directors whose usual place of residence is in Madrid fails to attend four consecutive meetings without providing sufficient reasons for his absence, the Board of Directors shall have the power to declare his removal from office and to appoint the person that will replace him on an interim basis until such appointment is submitted for ratification by the shareholders at the next General Shareholders’ Meeting.

  In order for resolutions of the Board to be valid, one-half plus one of all the Directors in office must be in attendance, in person or by proxy; if there is an odd number of Directors in office, the number of Directors present in person or by proxy must be greater than the number of Directors who are absent.

  Resolutions shall in all cases be adopted by a majority of votes cast by the Directors present at the meeting in person or by proxy, except in those instances in which the Law requires the favorable vote of a greater number of Directors for the validity of specific resolutions.

  Voting in writing and without a meeting shall be admitted when no Director opposes the use of this procedure.

  The deliberations and resolutions of the Board shall be recorded in Minutes signed by the Secretary and approved by the Chairman or by the persons who have acted as such at the meeting in question. The Minutes shall be written down or transcribed in a Minute Book, which may be kept separately from the Minute Book used for the General Shareholders’ Meeting. In the event of voting in writing and without a meeting, the resolutions adopted and the votes cast in writing shall also be recorded in the Minute Book."

Article 30 of the By-Laws is amended to read as follows:

"Article 30.- Powers of the Board of Directors

  Pursuant to the provisions of Law and these By-Laws, the Board of Directors is the highest Body entrusted with the administration and representation of the Company, and therefore has the power to carry out, within the scope of the corporate purpose defined in the By-Laws, any acts or legal transactions by way of administration or disposition, upon any legal title, except for those which fall within the scope of the powers exclusively granted by Law or the By-Laws to the shareholders acting at the General Shareholders’ Meeting.

  The Board of Directors sitting as a full body shall approve the general policies and strategies of the Company, under such terms as are set forth in the Regulations of the Board of Directors.

Article 31 bis of the By-Laws is amended to read as follows:

"Artículo 31 bis.- Audit and Control Committee.

  An Audit and Control Committee shall be created within the Board of Directors, which shall be composed of a minimum of three Directors and a maximum of five, to be appointed by the Board of Directors. All of the members of such Committee shall be external Directors.

  The Chairman of the Audit and Control Committee, which position shall be held by an independent Director in all cases, shall be appointed by the Committee itself from among its members and shall hold office for four years, and may be re-elected after the passage of one year from ceasing to act as such.

  The Audit and Control Committee shall have the following powers, at a minimum:

    to report, through its Chairman, to the shareholders at the General Shareholders’ Meeting regarding matters raised therein by the shareholders in connection with the matters for which the Committee is responsible;

    to propose to the Board of Directors, for subsequent submission to the shareholders at the General Shareholders’ Meeting, the appointment of the Auditor referred to in Section 204 of the Companies Act, as well as, if appropriate, the terms and conditions for hiring such Auditor, the scope of its professional duties and the revocation of its appointment or its re-appointment;

    to monitor the internal audit services;

    to know the process for gathering financial information and the internal control systems;

    to interact with the Auditor in order to receive information regarding matters that may jeopardize the Auditor’s independence and any other matters relating to the conduct of audits of the financial statements, as well as to receive information and maintain with the Auditor such communication as is provided for in legislation governing audits of financial statements and in technical auditing regulations; and

    any other powers granted under the Regulations of the Board of Directors.

  The Committee shall meet at least once every quarter and as many times as is appropriate, following a call to meeting by the Chairman.

  A quorum shall validly exist at meetings of the Audit and Control Committee with the presence, in person or by proxy, of at least one-half of its members, and resolutions shall be adopted by majority of votes present. In the event of a tie, the Chairman shall have the tie-breaking vote.

  The Board of Directors may further elaborate upon and supplement the foregoing rules in its own Regulations, pursuant to the provisions of these By-Laws and the Law."

Proposal regarding Item VII on the Agenda: Amendment of the Regulations for the General Shareholders' Meeting

VII.1 Amendment of Article 5 (Powers of the shareholders at the General Shareholders’ Meeting).

Article 5 of the Regulations for the General Shareholders’ Meeting is amended to read as follows:

"Article 5. Powers of the shareholders at the General Shareholders’ Meeting.

The shareholders acting at the General Shareholders’ Meeting shall have the power to deliberate upon and adopt resolutions on all such matters as legal provisions and the By-Laws reserve for decision thereat and, in general, on all matters which fall within the scope of powers assigned by Law to the shareholders and are submitted at the General Shareholders’ Meeting at the behest of the Board of Directors and of the shareholders themselves, in such instances and in such manner as are provided in the Law and the By-Laws. In particular, the shareholders shall decide the following matters:

  Appointment and removal of Directors.

  Appointment of Auditors.

  Review of corporate management and approval, if appropriate, of the financial statements for the prior fiscal year and decision regarding the allocation of profits/losses.

  Increase or reduction of share capital.

  Issuance of Debentures.

  Amendment of the By-Laws.

  Dissolution, merger, split-off and transformation of the Company.

  The transformation of the Company into a holding company, through "subsidiarization" or by entrusting subsidiaries with the conduct of core activities theretofore carried out by the Company itself.

  The acquisition or disposition of essential operating assets, when this entails an effective amendment of the corporate purpose.

  Transactions the effect of which is tantamount to liquidating the Company.

  Any other matter that the Board of Directors resolves to submit to the shareholders at a General Shareholders’ Meeting."

VII.2 Amendments relating to the call to and preparation of the General Shareholders’ Meeting: amendment of paragraph 2 of Article 7 (Power and obligation to call to meeting); insertion of a new sub-section 3 in Article 8 (Publication and notice of the call to meeting); amendment of sub-section 2 of Article 9 (Information available to the shareholders from publication of the notice of the call to meeting); amendment of sub-section 3 of Article 10 (Right to receive information).

Paragraph 2 of Article 7 of the Regulations for the General Shareholders’ Meeting is amended and the other paragraphs thereof remain unchanged. Such paragraph 2 shall read as follows:

"2. The Board of Directors, or the Executive Commission, may call the General Shareholders’ Meeting whenever it deems it advisable or appropriate to further the corporate interests and shall be required, in all cases, to call the Ordinary General Shareholders’ Meeting within the first six months of each Fiscal Year and to call an Extraordinary General Shareholders’ Meeting whenever it is so requested in writing by the holders of at least five per cent of the share capital, which request shall set forth the matters to be dealt with. In this instance, the Board of Directors shall have a maximum period of fifteen days, to be computed from the date of the notarially-recorded request for such call, within which to call the Meeting with such minimum advance notice as is required by Law, and the agenda shall include at least the matters set forth in the request."

A new sub-section 3 is added to Article 8 of the Regulations for the General Shareholders’ Meeting, with sub-section 1 and paragraph 2 thereof remaining unchanged. Such sub-section 3 shall read as follows:

"3. Shareholders representing at least five percent of the share capital may request the publication of a supplement to the call to the General Shareholders’ Meeting including one or more items in the agenda. This right must be exercised by means of duly authenticated notice that must be received at the Company’s registered office within five days of the publication of the call to meeting.

The supplement to the call to meeting must be published in compliance with the legal requirements and as much in advance as is provided by the Law."

Sub-section 2 of Article 9 of the Regulations for the General Shareholders’ Meeting is amended, and the other sub-sections thereof remain unchanged. The aforementioned sub-section 2 shall read as follows:

"2. Furthermore, from the date of publication of the notice of the call to the General Shareholders’ Meeting, and in order to facilitate shareholders’ attendance and participation therein, the Company shall include in its website, to the extent available and in addition to the documents and information required by the Law, all materials that the Company deems advisable for such purposes and in particular, but merely for illustrative purposes, the following:

  The text of all the proposed resolutions that are to be submitted to the shareholders at the General Shareholders’ Meeting and that have by then been approved by the Board of Directors, provided, however, that the Board of Directors may amend such proposals up to the date of the Meeting when so permitted by the Law.

  Information regarding the place where the General Shareholders’ Meeting is to be held, describing, when appropriate, the means of access to the meeting room.

  The procedure to obtain attendance cards or certificates issued by the entities legally authorized to do so.

  The means and procedures to grant a proxy for the General Shareholders’ Meeting.

  If established, the means and procedures to cast votes from a distance.

  Any other matters of interest for purposes of following the proceedings at the Meeting, such as whether or not simultaneous interpretation services will be provided, the possibility that the General Shareholders’ Meeting be followed by audio-visual means, or information in other languages.

In addition, when there is a supplement to the call to meeting, the Company shall, from the date of publication thereof, also publish, in the same manner and on its website, the text of the proposals to which such supplement refers and which has been provided to the Company.

This information may be subject to changes at any time, in which case any appropriate amendments or clarifications shall be published on the Company’s website."

Sub-section 3 of Article 10 of the Regulations for the General Shareholders’ Meeting is amended, and the other sub-sections thereof remain unchanged. Such sub-section 3 shall read as follows:

"3. The Directors shall have the duty to provide the information requested in reliance upon the two preceding paragraphs, except in those cases in which (i) it has been requested by holders of less than one-fourth of the share capital and the dissemination thereof may, in the opinion of the Chairman, prejudice the corporate interests; (ii) the request for information or clarifications does not refer to matters included in the agenda or, in the case of sub-section 1 above, to information accessible to the public that has been provided by the Company to the National Securities Market Commission since the holding of the immediately prior General Shareholders’ Meeting; (iii) the request for information is deemed abusive for any other reason; or (iv) it is so established in legal or regulatory provisions.

Answers to shareholders who attend the General Shareholders’ Meeting from a distance by means of data transmission and simultaneously and who exercise their right to receive information through this procedure shall be provided, if applicable, in writing, within seven days following the Meeting."

VII.3 Amendments relating to proxy-granting and voting by means of long-distance communication and remote attendance at the Meeting: amendment of sub-section 1 and insertion of new sub-sections 5 through 7 of Article 13 (Proxy-granting and representation); amendment of sub-section 6 of Article 15 (Preparation of the Attendance Roll); insertion of a new Article 17 bis (Remote attendance by electronic or data transmission means); and insertion of a new Article 20 bis (Casting of votes from a distance prior to the Meeting).

Sub-section 1 of Article 13 of the Regulations for the General Shareholders’ Meeting is amended, and new sub-sections 5 through 7 are inserted in this article; the other sub-sections of this Article 13 remain unchanged. Sub-section 1 and the new sub-sections 5 through 7 shall read as follows:

"1. Every shareholder having the right to attend the General Shareholders’ Meeting may be represented thereat by another person, even if not a shareholder. The proxy must be granted specifically for each Meeting, either by using the proxy-granting form printed on the attendance card or in any other manner permitted by the Law, without prejudice to the provisions of Section 108 of the Companies Act [Ley de Sociedades Anó] regarding cases of proxies granted to family relatives and general proxies.

The documents setting forth the proxies or powers of attorney for the General Shareholders’ Meeting shall contain instructions regarding the direction of the vote. If no express instructions are given, it shall be understood that the proxy-holder must vote in favor of the proposed resolutions put forward by the Board of Directors regarding the matters on the agenda.

If there are no voting instructions because the shareholders acting at the General Shareholders’ Meeting are to decide matters that are not included in the agenda and are thus unknown on the date that the proxy is granted but which may be submitted to a vote at the Meeting, the proxy-holder shall vote in such direction as he deems most appropriate, taking into account the interest of the Company and that of the shareholder granting the proxy. The same rule shall apply when the relevant proposal or proposals submitted to the shareholders at the Meeting have not been made by the Board of Directors.

If the document setting forth the proxy or power of attorney does not state the specific person or persons to whom the shareholder grants the proxy, such proxy shall be deemed granted in favor of any of the following: the Chairman of the Board of Directors of the Company, or the person that stands in for him as Chairman of the General Shareholders’ Meeting, or such person as is appointed by the Board of Directors, with notice of such appointment being given in advance in the official notice of the call to meeting.

In cases in which a public proxy solicitation has been carried out, the Director who obtains such proxy shall be subject to the voting restriction established in Section 114 of the Securities Market Act [Ley del Mercado de Valores] in connection with conflict of interest situations.

A proxy is always revocable. Attendance at the Meeting by the shareholder granting the proxy, whether in person or through distance voting, entails the revocation of any proxy, whatever the date thereof. A proxy shall likewise be rendered void as a result of the disposition of shares of which the Company has notice."

"5. When a proxy is granted by means of long-distance communication, it shall only be deemed valid if it is carried out by sending to the Company the duly signed attendance and proxy-granting card or other written instrument that, in the opinion of the Board of Directors expressed in a resolution adopted for such purpose, allows for due verification of the identity of the shareholder granting the proxy and that of the proxy-holder designated therein.

A proxy granted or notified by electronic mail or communication with the Company shall only be admitted when, once such conditions of security and unambiguousness as are appropriate have been verified, it is so decided by the Board of Directors by means of a resolution and subsequent communication included in the notice of the call to the Meeting in question and further development thereof on the Company’s website. In the above-mentioned resolution, the Board of Directors shall specify the conditions governing proxy-granting by electronic mail or communication, which shall necessarily include the obligation of the shareholder that exercises such right to submit a copy of the attendance and proxy-granting card in electronic form, describe in detail the representation granted and the identity of the shareholder granting the proxy, and include in the communication the recognized electronic signature or other type of identification of the shareholder granting the proxy, under such terms as are established by the Board of Directors by resolution adopted for such purpose, such that this system of representation may adequately guarantee the authenticity and identity of the shareholder granting the proxy.

Once that the Board of Directors resolves, if it deems it appropriate, to admit the proxy-granting system by electronic mail or communication as provided herein, it shall also endeavor to adopt the measures required for such admission of the aforementioned proxy-granting system to be included and set forth in these Regulations.

In order to be valid, a proxy granted by either of the aforementioned means of long-distance communication must be received by the Company before midnight on the third day prior to the date set for the holding of the Meeting upon first call. In the resolution providing for the call to the Meeting in question, the Board of Directors may reduce such advance period and publish any such reduction in the same manner as the notice of the call to meeting. Furthermore, the Board of Directors may elaborate upon the foregoing provisions governing proxy-granting by means of long-distance communication, in accordance with the provisions of sub-section 5 of Article 20 bis of the By-Laws and sub-section 7 of Article 20 bis of these Regulations.

6. A proxy may include items that, even if not contained in the agenda, may be dealt with by the shareholders at the General Shareholders’ Meeting because it is so permitted by Law.

7. The Board may elaborate upon the foregoing provisions governing proxy-granting by means of long-distance communication, pursuant to the provisions of paragraph 7 of Article 20 bis below."

Sub-section 6 of Article 15 of the Regulations for the General Shareholders’ Meeting is amended, and the other sub-sections thereof remain unchanged. The aforementioned sub-section 6 shall read as follows:

"6. The preparation of the Attendance Roll and the resolution of issues arising in connection therewith shall be the purview of the Secretary for the Meeting.

At the end of the Attendance Roll, there shall be a determination of the number of shareholders present in person –separately including those who voted from a distance– or by proxy, as well as of the amount of capital they own, specifying the capital held by shareholders with the right to vote."

A new Article 17 bis is inserted below Article 17 of the Regulations for the General Shareholders’ Meeting, which shall read as follows:

  "Article 17 bis. Remote attendance by electronic or data transmission means.

  Pursuant to the provisions of Article 17 bis of the By-Laws, and independently of the right of the shareholders to vote from a distance as provided in Article 20 bis of these Regulations, shareholders with the right to attend the General Shareholders’ Meeting held at the place indicated in the notice of the call to meeting may exercise such right by electronic or data transmission means of long-distance communication when it has so been resolved by the Board of Directors after taking into account the current techniques and verifying the appropriate conditions for security and unambiguousness. In the notice of the call to meeting, the Board of Directors shall set forth the means that may be used for the aforementioned purposes in view of the fact that they meet the conditions for security required to guarantee the identity of the shareholders, the proper exercise of their rights and the appropriate progress of the Meeting.

  In the event that the Board of Directors resolves to permit remote attendance at the General Shareholders’ Meeting, the notice of the call to meeting shall set forth such periods, form and manner for the exercise of shareholders’ rights as shall have been established by the Directors in furtherance of the proper conduct of the Meeting.

  Remote attendance of the shareholders at the General Shareholders’' Meeting by electronic or data transmission means shall be subject to the following provisions, which may be supplemented by the Board of Directors:

  The connection to the system in order to follow the Meeting shall be established as much in advance of the time set for the commencement of the Meeting as is indicated in the notice of call. Shareholders who start the connection after the time established as a deadline for such purpose shall not be deemed present.

  Shareholders who wish to attend the Meeting and exercise their rights shall identify themselves by means of a recognized electronic signature or other type of identification, subject to the requirements that the Board establishes in the resolution adopted for such purpose, providing for adequate guarantees of authenticity and identification of the shareholder in question. The right to vote and to receive information shall be exercised by electronic means of long-distance communication that are deemed suitable pursuant to the provisions of Article 20 bis of the By-Laws and Article 20 bis of these Regulations.

  Proposals regarding matters included in the agenda may be voted from the moment that the Chairman of the Meeting declares that a valid quorum has been established and makes a statement to that end, and through the time indicated by the Chairman for such purpose. On the other hand, proposals regarding matters not included in the agenda shall be voted during such time period as is indicated by the Chairman, once the proposal has been formulated and it is considered that it must be submitted to a vote.

  Shareholders attending from a distance pursuant to this article may exercise their right to receive information by asking such questions or requesting such clarifications as they deem fit, so long as they refer to matters included in the agenda. The Board of Directors may establish in the notice of the call to meeting that any presentations and proposed resolutions that those attending by means of data transmission may wish to make pursuant to the Law must be sent to the Company prior to the establishment of a quorum at the Meeting. Answers to shareholders attending the Meeting in this manner and who exercise their right to receive information during the course of the Meeting shall be provided in writing, if applicable, within seven days following the holding of the Meeting.

  The inclusion in the attendance roll of shareholders attending from a distance shall be in accordance with the provisions set forth in these Regulations.

  The Presiding Committee, and the Notary, if applicable, shall have direct access to the connection systems by means of which the Meeting may be attended, such that they have personal and immediate knowledge of the communications and statements made by the shareholders attending from a distance.

  In the event that, due to technical circumstances or security reasons deriving from supervening events, the communication is interrupted or ended, such circumstance may not be invoked as an unlawful deprivation of a shareholder’s rights or as grounds for challenging the resolutions adopted at the Meeting in question.

  The Board of Directors may establish and update the means and procedures in accordance with the state of the art in technical matters in order to organize the remote attendance at the Meeting and electronic voting from a distance during the course thereof, for which purpose it shall comply with the legal provisions governing such system and the provisions set forth in the By-Laws and in these Regulations. Such means and procedures shall be published on the Company’s website."

A new Article 20 bis is inserted below Article 20 of the Regulations for the General Shareholders’ Meeting, which shall read as follows:

"Article 20 bis. Casting of votes from a distance prior to the Meeting.

1. Without prejudice to the provisions of Article 17 bis of these Regulations, and therefore, independently of the right to attend by electronic means, shareholders with the right to attend may cast their vote on the proposals relating to the items included in the Agenda for any General Shareholders’ Meeting by postal delivery or correspondence or by electronic communication.

2. Votes by postal delivery or correspondence shall be cast by sending or delivering to the Company a writing in which the vote is recorded, accompanied by the duly signed attendance card issued by the entity in charge of the book-entry registry.

3. Votes by electronic communication with the Company shall only be admitted when, once such conditions of security and unambiguousness as are appropriate have been verified, it is so decided by the Board of Directors by means of a resolution and subsequent communication included in the notice of the call to the Meeting in question and further development thereof on the Company’s website. In the above-mentioned resolution, the Board of Directors shall specify the conditions governing distance voting by electronic communication, which shall necessarily include the obligation of the shareholder that exercises such right to submit a copy of the attendance card in electronic form and to set his recognized electronic signature in the communication. The Board of Directors may also accept, by means of a resolution previously adopted for such purpose, another type of electronic signature that provides adequate guarantees of authenticity and identification of the shareholder casting the vote.

Once that the Board of Directors resolves, if it deems it appropriate, to admit the system for prior voting from a distance by electronic communication as provided herein, it shall also endeavor to adopt the measures required for such admission of the aforementioned voting system to be included and set forth in these Regulations.

4. In order to be valid, votes cast by any of the means of long-distance communication mentioned in the preceding paragraphs must be received by the Company before midnight on the third day prior to the date set for the holding of the Meeting upon first call. In the resolution providing for the call to the Meeting in question, the Board of Directors may reduce such advance period and publish any such reduction in the same manner as the notice of the call to meeting.

5. Shareholders who cast their vote from a distance pursuant to this article and to the provisions made by the Board of Directors by way of further development thereof shall be deemed present for purposes of determining the establishment of a quorum for the General Shareholders’ Meeting in question. Therefore, proxies granted prior to the casting of such vote shall be deemed revoked, and those granted thereafter shall be deemed not to have been given.

6. The vote cast by means of long-distance communication shall be rendered void by the attendance in person at the meeting of the shareholder casting the vote or by the disposition of shares of which the Company has notice.

7. The Board of Directors is hereby empowered to elaborate on and supplement the distance voting and proxy-granting provisions set forth in these Regulations, by establishing such instructions, means, rules and procedures as it deems advisable in order to organize the casting of votes and the grant of proxies by means of long-distance communication.

In any event, the Board of Directors shall adopt the measures needed to avoid possible deception and to ensure that the person casting a vote or granting a proxy by postal or electronic communication has the right to do so pursuant to the provisions of Article 17.1 of the By-Laws. The implementing rules adopted by the Board of Directors under the provisions of this sub-section shall be published on the Company’s website."

VII.4 Other amendments: amendment of Article 21 (Voting on the proposed resolutions) and amendment of Article 24 (Continuation).

Article 21 of the Regulations for the General Shareholders’ Meeting is amended to read as follows:

"Article 21. Voting on the proposed resolutions.

1. Once shareholders’ presentations, if any, have concluded and answers have been provided as set forth in these Regulations, the corresponding proposed resolutions shall be put to the vote.

Each of the proposed resolutions shall be voted by following the agenda included in the notice of the call to meeting, and if proposals have been made regarding matters which the shareholders may decide without such matters being included in the agenda, they shall be submitted to a vote after a vote is taken on the proposals included in the agenda, unless the Chairman decides otherwise.

2. After the Secretary has read the full text or a summary of the proposed resolution corresponding to an item on the agenda, which reading may be dispensed with when the text of such proposal has been distributed to the shareholders at the beginning of the General Shareholders’ Meeting, a vote shall first be taken on the resolutions proposed in each case by the Board of Directors, and then, if appropriate, the proposals made by other parties shall be submitted to a vote, following the order established by the Chairman for that purpose.

When a single item on the agenda includes different matters, such matters shall be separately submitted to a vote. In particular, a separate vote shall be taken on the appointment of each Director and, in the event of amendments to the By-Laws or these Regulations, on each article or group of articles having independent contents. In exceptional cases, related proposals, which are formulated as an indivisible unit, shall be voted as a whole, such as those relating to the approval of the entire text of the By-Laws or of the Regulations for the General Shareholders’ Meeting.

In all cases, when a proposed resolution is approved, all other proposals on the same matter that are incompatible therewith shall automatically be deemed withdrawn and shall therefore not be submitted to a vote, which shall be stated by the Chairman of the Meeting, or by the Secretary, acting by delegation of powers.

3. The following voting calculation system shall be used for purposes of voting on the proposed resolutions:

  In the case of voting on proposed resolutions relating to matters on the agenda, votes in favor of the proposal submitted to a vote shall be deemed to be those corresponding to all shares present or represented at the Meeting, according to the Attendance Roll, less the votes corresponding to shares whose holders or representatives inform the Presiding Committee, or to the Notary, if appropriate, by written communication or personal statement, that they vote against, in blank or abstain.

  In the case of voting on proposed resolutions relating to matters that are not included in the agenda, votes against the proposal submitted to a vote shall be deemed to be those corresponding to all shares present or represented at the Meeting, according to the Attendance Roll, less the votes corresponding to shares whose holders or representatives inform the Presiding Committee, or to the Notary, if appropriate, by written communication or personal statement, that they vote in favor, in blank or abstain.

  For purposes of the provisions of paragraphs a) and b) above, for each of the proposed resolutions submitted to a vote, it shall be deemed that shares present and represented at the meeting are all those recorded on the Attendance Roll, less the shares whose holders may not, pursuant to applicable legislation and depending upon the proposed resolution that is put to the vote, exercise the voting rights attaching to their shares.

Regardless of the system used to calculate the votes, verification by the Presiding Committee of the Meeting –or, exceptionally, in the event that such Presiding Committee has not been formed, by the Secretary for the Meeting– of the existence of a number of favorable votes sufficient to attain the majority required in each case, will allow the Chairman to declare the relevant proposed resolution to have been approved."

Article 24 of the Regulations for the General Shareholders’ Meeting is amended to read as follows:

"Article 24. Continuation.

At the proposal of the Chairman of the General Shareholders’ Meeting, or at the request of shareholders representing at least one-fourth of the share capital present or represented at the meeting, the shareholders may resolve upon a continuation of the sessions over one or more consecutive days. In the event that, due to organizational reasons, the venue for the subsequent sessions must be other than that where the first session was held, such venue shall be designated, if possible, when the continuation is decided; otherwise, it shall be notified as soon as it is designated, by an appropriate means of information that shall be established in the resolution providing for the continuation.

Regardless of the number of sessions, the Meeting shall be deemed to be a single meeting, and a single set of Minutes shall be taken for all of the sessions. Accordingly, there shall be no need to repeat compliance with the provisions of the Law, the By-Laws or these Regulations in subsequent sessions for them to be validly held.

Only shareholders included in the Attendance Roll shall be entitled to attend and vote at the successive sessions held due to the continuation of the General Shareholders’ Meeting. The shares held by shareholders included in such Attendance Roll who leave during the course of the subsequent sessions shall not be deducted and shall continue to be computed for the purpose of calculating the majority required to adopt resolutions. However, any shareholder who intends to be absent from the subsequent sessions may, if he deems it appropriate, inform the Presiding Committee, or the Notary Public, if applicable, of his intention so to act and of the direction of his vote on the proposals included in the agenda."

Proposal regarding Item VIII on the Agenda: Delegation of powers to formalize, interpret, cure and carry out the resolutions adopted by the shareholders at the General Shareholders' Meeting.

To jointly and severally authorize the Executive Chairman, the Secretary and the Deputy Secretary of the Board of Directors, such that, without prejudice to any other delegations included in this foregoing resolutions and any powers-of-attorney to convert existing resolutions into public instruments, any of them may formalize and execute the foregoing resolutions, with the power for such purpose to execute the public or private documents that are necessary or appropriate (including those of interpretation, clarification, correction of errors and the curing of defects) for the most correct performance thereof and for the registration thereof, to the extent required, with the Commercial Registry (Registro Mercantil) or any other Public Registry.

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